EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 10, 2005, accompanying the consolidated financial statements included in the Annual Report of Tidelands Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tidelands Bancshares, Inc. on Forms S-8 (File No. 333-121716, effective date December 29, 2004).

/s/ Elliott Davis, LLC
Columbia, South Carolina
March 8, 2005